For Release: August 8, 2013
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the second quarter 2013
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2013 earnings, dated August 8, 2013, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

This earnings supplement contains forward-looking statements, including statements about the Company's plans and expectations for future financial condition, results of operations, or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such statements. These factors include among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives to consolidate existing FFELP loans to the Federal Direct Loan Program, and the Company's ability to maintain or increase volumes under its loan servicing contract with the Department and to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks associated with litigation and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(unaudited)

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest income:
Loan interest	$158,063	155,539	150,988	313,602	304,046
Investment interest	1,483	1,617	1,055	3,100	2,150
Total interest income	159,546	157,156	152,043	316,702	306,196
Interest expense:
Interest on bonds and notes payable	58,127	58,358	67,476	116,485	136,773
Net interest income	101,419	98,798	84,567	200,217	169,423
Less provision for loan losses	5,000	5,000	7,000	10,000	13,000
Net interest income after provision for loan losses	96,419	93,798	77,567	190,217	156,423
Other income (expense):
Loan and guaranty servicing revenue	60,078	55,601	52,391	115,679	101,879
Tuition payment processing and campus commerce revenue	18,356	23,411	16,834	41,767	38,747
Enrollment services revenue	24,823	28,957	29,710	53,780	61,374
Other income	12,288	9,416	8,800	21,704	19,754
Gain on sale of loans and debt repurchases	7,355	1,407	935	8,762	935
Derivative settlements, net	(8,357)	(8,184)	(2,086)	(16,541)	(1,859)
Derivative market value and foreign currency adjustments, net	48,545	9,256	(19,532)	57,801	(34,939)
Total other income	163,088	119,864	87,052	282,952	185,891
Operating expenses:
Salaries and benefits	47,432	47,905	48,703	95,337	97,798
Cost to provide enrollment services	16,787	19,642	20,374	36,429	42,052
Depreciation and amortization	4,320	4,377	8,226	8,697	16,362
Other	34,365	34,941	30,908	69,306	63,171
Total operating expenses	102,904	106,865	108,211	209,769	219,383
Income before income taxes	156,603	106,797	56,408	263,400	122,931
Income tax expense	54,746	38,447	14,878	93,193	38,108
Net income	101,857	68,350	41,530	170,207	84,823
Net income attributable to noncontrolling interest	614	271	136	885	288
Net income attributable to Nelnet, Inc.	$101,243	68,079	41,394	169,322	84,535
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.17	1.46	0.87	3.63	1.78
Weighted average common shares outstanding - basic and diluted	46,626,853	46,658,031	47,434,915	46,642,356	47,369,776

Condensed Consolidated Balance Sheets

	As of	As of	As of
	June 30, 2013	December 31, 2012	June 30, 2012
	(unaudited)		(unaudited)
Assets:
Student loans receivable, net	$24,575,636	24,830,621	23,501,382
Cash, cash equivalents, and investments	245,825	149,343	130,310
Restricted cash and investments	763,909	911,978	976,708
Goodwill and intangible assets, net	124,849	126,511	136,124
Other assets	592,958	589,442	524,618
Total assets	$26,303,177	26,607,895	25,269,142
Liabilities:
Bonds and notes payable	$24,690,952	25,098,835	23,836,250
Other liabilities	292,630	343,847	287,994
Total liabilities	24,983,582	25,442,682	24,124,244
Equity:
Total Nelnet, Inc. shareholders' equity	1,319,482	1,165,208	1,144,605
Noncontrolling interest	113	5	293
Total equity	1,319,595	1,165,213	1,144,898
Total liabilities and equity	$26,303,177	26,607,895	25,269,142

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: loan financing, loan servicing, payment processing, and enrollment services. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns net interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
GAAP net income	$101,243	68,079	41,394	169,322	84,535
Derivative market value and foreign currency adjustments, net of tax	(30,098)	(5,738)	12,110	(35,837)	21,662
Net income, excluding derivative market value and foreign currency adjustments (a)	$71,145	62,341	53,504	133,485	106,197

Earnings per share:
GAAP net income	$2.17	1.46	0.87	3.63	1.78
Derivative market value and foreign currency adjustments, net of tax	(0.64)	(0.12)	0.26	(0.77)	0.46
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.53	1.34	1.13	2.86	2.24

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations.

The increase in earnings for the 2013 periods compared to the 2012 periods was due to an increase in net interest income earned from the Company's student loan portfolio, an increase in revenue from the Company's fee-based operating segments, and a decrease in operating expenses. Included in the three months ended June 30, 2013, March 31, 2013, and June 30, 2012 and six months ended June 30, 2013 and 2012 operating results is a gain of $7.4 million ($0.10 per share after tax), $1.3 million ($0.02 per share after tax), $0.9 million ($0.01 per share after tax), $8.7 million ($0.12 per share after tax), and $0.9 million ($0.01 per share after tax), respectively, from the repurchase of the Company's own asset-backed debt securities.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of June 30, 2013, the Company had a $24.6 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

As shown in the following table, revenue and net income earned from the Company's reportable fee-based operating segments was $117.2 million and $16.5 million, respectively, for the second quarter of 2013, compared to $115.3 million and $10.0 million, respectively, for the same period a year ago, and $240.1 million and $34.0 million, respectively, for the six months ended June 30, 2013, compared to $235.4 million and $20.6 million for the same period a year ago.

The information below provides the operating results for each reportable operating segment for the three and six months ended June 30, 2013 and 2012 (dollars in millions).

(a)
Revenue includes intersegment revenue of $13.9 million and $16.4 million for the three months ended June 30, 2013 and 2012, respectively, and $28.9 million and $33.4 million for the six months ended June 30, 2013 and 2012, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $43.1 million and an expense of $10.1 million for the three months ended June 30, 2013 and 2012, respectively, and income of $48.4 million and an expense of $31.7 million for the six months ended June 30, 2013 and 2012, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $26.7 million and an expense of $6.2 million for the three months ended June 30, 2013 and 2012, respectively, and income of $30.0 million and an expense of $19.6 million for the six months ended June 30, 2013 and 2012, respectively.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•
As of June 30, 2013, the Company was servicing $116.8 billion in student loans, as compared with $85.5 billion of loans as of June 30, 2012. Revenue increased in the three and six months ended June 30, 2013 compared to the same periods in 2012 due to growth in servicing volume under the Company's contract with the Department and an increase in collection revenue from getting defaulted FFELP loan assets current on behalf of guaranty agencies. These increases were partially offset by decreases in traditional FFELP and guaranty servicing revenue and software services revenue.

•
As of June 30, 2013, the Company was servicing $89.2 billion of loans for 4.4 million borrowers on behalf of the Department, compared with $56.0 billion of loans for 3.1 million borrowers as of June 30, 2012. Revenue from this contract increased to $22.1 million and $42.5 million for the three and six months ended June 30, 2013, respectively, up from $16.1 million and $30.9 million for the same respective periods in 2012. The servicing contract with the Department spans five years (through June 2014), with a five-year renewal at the option of the Department. Although the Company currently anticipates that the Department will exercise its option to renew the servicing contract for an additional five years at the end of the current term in 2014, there can be no assurance of such renewal.

•
Before tax operating margin increased in the three and six months ended June 30, 2013 compared to the same periods in 2012. The Company made investments and incurred certain costs in 2012 to improve performance metrics under the government servicing contract and to implement and comply with the Department's special direct consolidation loan initiative. In addition, intangible assets for this segment were fully amortized in 2012. The decrease in these costs in 2013 compared to 2012 were partially offset by an increase in costs incurred in 2013 to support the increase in volume under the government servicing contract.

Tuition Payment Processing and Campus Commerce

•	Revenue increased in the three and six months ended June 30, 2013 compared to the same periods in 2012 due to an increase in the number of managed tuition payment plans and campus commerce customers.

•
Before tax operating margin increased in the three and six months ended June 30, 2013 compared to the same periods in 2012. The increase was the result of efficiencies gained in the operations of the business and a decrease in amortization expense related to intangible assets. These decreases in expenses in 2013 compared to 2012 were partially offset by an increase in salaries and benefits due to adding personnel to support the increase in the number of tuition payment plans and campus commerce customers.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Enrollment Services

•
Revenue decreased in the three and six months ended June 30, 2013 compared to the same periods in 2012 due to a decrease in inquiry generation and management revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts. Additionally, clients are shifting marketing budgets to more efficient or lower cost channels, which has caused a reduction in volume.

•
Before tax operating margin increased in the three and six months ended June 30, 2013 compared to the same periods in 2012 due to cost saving measures initiated by the Company in reaction to the ongoing decline in revenue in this segment.

Asset Generation and Management

•	The Company acquired $1.1 billion of FFELP student loans during the first six months of 2013, including $403.0 million purchased during the second quarter.

•
During the six months ended June 30, 2013, the Company completed asset-backed securitization transactions for a total original principal amount of $2.8 billion, including $1.2 billion during the second quarter.

•
Core student loan spread increased to 1.52% for the three months ended June 30, 2013, compared to 1.50% for the three months ended March 31, 2013, and increased to 1.51% for the six months ended June 30, 2013, compared to 1.43% for the same period in 2012. This increase was due to the tightening between the interest rate paid by the Company on its liabilities funding student loan assets and the rate earned by the Company on such student loan assets.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended June 30, 2013 and 2012, the Company earned $36.1 million and $37.0 million, respectively, of fixed rate floor income (net of $8.5 million and $3.5 million of derivative settlements, respectively, used to hedge such loans), compared to $71.8 million and $75.1 million for the six months ended June 30, 2013 and 2012, respectively (net of $16.8 million and $6.6 million of derivative settlements, respectively).

Corporate Activities

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $6.3 million and $3.0 million for the three months ended June 30, 2013 and 2012, respectively, and $9.2 million and $6.2 million for the six months ended June 30, 2013 and 2012, respectively. These amounts include performance fees earned from the sale of securities. As of June 30, 2013, WRCM was managing an investment portfolio of $753.4 million for third-party entities.

Liquidity and Capital Resources

•	As of June 30, 2013, the Company had cash and investments of $245.8 million.

•	For the six months ended June 30, 2013, the Company generated $153.2 million in net cash provided by operating activities.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.10 billion as of June 30, 2013.

•
During the six months ended June 30, 2013, the Company repurchased $69.4 million (face amount) of its own asset-backed debt securities for a gain totaling $8.7 million, including $56.4 million (face amount) for a gain of $7.4 million during the second quarter.

•
During the six months ended June 30, 2013, the Company repurchased 279,156 shares of Class A common stock for $9.0 million ($32.20 per share), including 65,621 shares for $2.3 million ($34.82 per share) during the second quarter.

•	During the six months ended June 30, 2013, the Company paid cash dividends of $9.3 million, including $4.6 million ($0.10 per share) during the second quarter.

•
The Company intends to use its strong liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments in its core business areas of loan financing, loan servicing, payment processing, and enrollment services; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns net interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to the consolidated financial statements included in the 2012 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

The accounting policies of the Company’s operating segments are the same as those described in note 2 of the notes to the consolidated financial statements included in the 2012 Annual Report. Intersegment revenues are charged by the segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of WRCM, the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activity and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	158,175	2,196	(834)	159,546
Interest expense	—	—	—	—	56,920	2,041	(834)	58,127
Net interest income (loss)	9	—	—	9	101,255	155	—	101,419
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	9	—	—	9	96,255	155	—	96,419
Other income (expense):
Loan and guaranty servicing revenue	60,078	—	—	60,078	—	—	—	60,078
Intersegment servicing revenue	13,903	—	—	13,903	—	—	(13,903)	—
Tuition payment processing and campus commerce revenue	—	18,356	—	18,356	—	—	—	18,356
Enrollment services revenue	—	—	24,823	24,823	—	—	—	24,823
Other income	—	—	—	—	3,030	9,258	—	12,288
Gain on sale of loans and debt repurchases	—	—	—	—	7,355	—	—	7,355
Derivative market value and foreign currency adjustments, net	—	—	—	—	43,096	5,449	—	48,545
Derivative settlements, net	—	—	—	—	(7,845)	(512)	—	(8,357)
Total other income (expense)	73,981	18,356	24,823	117,160	45,636	14,195	(13,903)	163,088
Operating expenses:
Salaries and benefits	28,091	9,427	4,809	42,327	592	4,513	—	47,432
Cost to provide enrollment services	—	—	16,787	16,787	—	—	—	16,787
Depreciation and amortization	2,731	1,132	61	3,924	—	396	—	4,320
Other	18,031	2,192	1,243	21,466	7,923	4,976	—	34,365
Intersegment expenses, net	851	1,494	1,130	3,475	14,108	(3,680)	(13,903)	—
Total operating expenses	49,704	14,245	24,030	87,979	22,623	6,205	(13,903)	102,904
Income (loss) before income taxes and corporate overhead allocation	24,286	4,111	793	29,190	119,268	8,145	—	156,603
Corporate overhead allocation	(1,513)	(504)	(504)	(2,521)	(1,081)	3,602	—	—
Income (loss) before income taxes	22,773	3,607	289	26,669	118,187	11,747	—	156,603
Income tax (expense) benefit	(8,655)	(1,370)	(109)	(10,134)	(44,911)	299	—	(54,746)
Net income (loss)	14,118	2,237	180	16,535	73,276	12,046	—	101,857
Net income attributable to noncontrolling interest	—	—	—	—	—	614	—	614
Net income attributable to Nelnet, Inc.	$14,118	2,237	180	16,535	73,276	11,432	—	101,243

	Three months ended March 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$10	—	—	10	155,654	2,311	(819)	157,156
Interest expense	—	—	—	—	57,482	1,695	(819)	58,358
Net interest income (loss)	10	—	—	10	98,172	616	—	98,798
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	10	—	—	10	93,172	616	—	93,798
Other income (expense):
Loan and guaranty servicing revenue	55,601	—	—	55,601	—	—	—	55,601
Intersegment servicing revenue	14,953	—	—	14,953	—	—	(14,953)	—
Tuition payment processing and campus commerce revenue	—	23,411	—	23,411	—	—	—	23,411
Enrollment services revenue	—	—	28,957	28,957	—	—	—	28,957
Other income	—	—	—	—	4,196	5,220	—	9,416
Gain on sale of loans and debt repurchases	—	—	—	—	1,407	—	—	1,407
Derivative market value and foreign currency adjustments	—	—	—	—	5,275	3,981	—	9,256
Derivative settlements, net	—	—	—	—	(7,539)	(645)	—	(8,184)
Total other income (expense)	70,554	23,411	28,957	122,922	3,339	8,556	(14,953)	119,864
Operating expenses:
Salaries and benefits	28,444	9,359	5,767	43,570	562	3,773	—	47,905
Cost to provide enrollment services	—	—	19,642	19,642	—	—	—	19,642
Depreciation and amortization	2,789	1,138	61	3,988	—	389	—	4,377
Other	18,390	2,287	1,651	22,328	7,513	5,100	—	34,941
Intersegment expenses, net	935	1,425	1,149	3,509	15,142	(3,698)	(14,953)	—
Total operating expenses	50,558	14,209	28,270	93,037	23,217	5,564	(14,953)	106,865
Income (loss) before income taxes and corporate overhead allocation	20,006	9,202	687	29,895	73,294	3,608	—	106,797
Corporate overhead allocation	(997)	(332)	(332)	(1,661)	(712)	2,373	—	—
Income (loss) before income taxes	19,009	8,870	355	28,234	72,582	5,981	—	106,797
Income tax (expense) benefit	(7,223)	(3,371)	(135)	(10,729)	(27,581)	(137)	—	(38,447)
Net income (loss)	11,786	5,499	220	17,505	45,001	5,844	—	68,350
Net income attributable to noncontrolling interest	—	—	—	—	—	271	—	271
Net income (loss) attributable to Nelnet, Inc.	$11,786	5,499	220	17,505	45,001	5,573	—	68,079

	Three months ended June 30, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$12	1	—	13	151,240	1,747	(957)	152,043
Interest expense	—	—	—	—	66,017	2,416	(957)	67,476
Net interest income (loss)	12	1	—	13	85,223	(669)	—	84,567
Less provision for loan losses	—	—	—	—	7,000	—	—	7,000
Net interest income (loss) after provision for loan losses	12	1	—	13	78,223	(669)	—	77,567
Other income (expense):
Loan and guaranty servicing revenue	52,391	—	—	52,391	—	—	—	52,391
Intersegment servicing revenue	16,401	—	—	16,401	—	—	(16,401)	—
Tuition payment processing and campus commerce revenue	—	16,834	—	16,834	—	—	—	16,834
Enrollment services revenue	—	—	29,710	29,710	—	—	—	29,710
Other income	—	—	—	—	3,581	5,219	—	8,800
Gain on sale of loans and debt repurchases	—	—	—	—	935	—	—	935
Derivative market value and foreign currency adjustments, net	—	—	—	—	(10,053)	(9,479)	—	(19,532)
Derivative settlements, net	—	—	—	—	(1,339)	(747)	—	(2,086)
Total other income (expense)	68,792	16,834	29,710	115,336	(6,876)	(5,007)	(16,401)	87,052
Operating expenses:
Salaries and benefits	28,905	8,575	6,161	43,641	542	4,520	—	48,703
Cost to provide enrollment services	—	—	20,374	20,374	—	—	—	20,374
Depreciation and amortization	4,525	1,731	1,617	7,873	—	353	—	8,226
Other	17,539	2,456	1,745	21,740	3,120	6,048	—	30,908
Intersegment expenses, net	1,185	1,330	976	3,491	16,635	(3,725)	(16,401)	—
Total operating expenses	52,154	14,092	30,873	97,119	20,297	7,196	(16,401)	108,211
Income (loss) before income taxes and corporate overhead allocation	16,650	2,743	(1,163)	18,230	51,050	(12,872)	—	56,408
Corporate overhead allocation	(1,275)	(425)	(425)	(2,125)	(1,400)	3,525	—	—
Income (loss) before income taxes	15,375	2,318	(1,588)	16,105	49,650	(9,347)	—	56,408
Income tax (expense) benefit	(5,843)	(881)	603	(6,121)	(18,866)	10,109	—	(14,878)
Net income (loss)	9,532	1,437	(985)	9,984	30,784	762	—	41,530
Net income attributable to noncontrolling interest	—	—	—	—	—	136	—	136
Net income (loss) attributable to Nelnet, Inc.	$9,532	1,437	(985)	9,984	30,784	626	—	41,394

	Six months ended June 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$19	—	—	19	313,829	4,507	(1,653)	316,702
Interest expense	—	—	—	—	114,402	3,736	(1,653)	116,485
Net interest income (loss)	19	—	—	19	199,427	771	—	200,217
Less provision for loan losses	—	—	—	—	10,000	—	—	10,000
Net interest income (loss) after provision for loan losses	19	—	—	19	189,427	771	—	190,217
Other income (expense):
Loan and guaranty servicing revenue	115,679	—	—	115,679	—	—	—	115,679
Intersegment servicing revenue	28,856	—	—	28,856	—	—	(28,856)	—
Tuition payment processing and campus commerce revenue	—	41,767	—	41,767	—	—	—	41,767
Enrollment services revenue	—	—	53,780	53,780	—	—	—	53,780
Other income	—	—	—	—	7,226	14,478	—	21,704
Gain on sale of loans and debt repurchases	—	—	—	—	8,762	—	—	8,762
Derivative market value and foreign currency adjustments, net	—	—	—	—	48,371	9,430	—	57,801
Derivative settlements, net	—	—	—	—	(15,384)	(1,157)	—	(16,541)
Total other income (expense)	144,535	41,767	53,780	240,082	48,975	22,751	(28,856)	282,952
Operating expenses:
Salaries and benefits	56,535	18,786	10,576	85,897	1,154	8,286	—	95,337
Cost to provide enrollment services	—	—	36,429	36,429	—	—	—	36,429
Depreciation and amortization	5,520	2,270	122	7,912	—	785	—	8,697
Other	36,421	4,479	2,894	43,794	15,436	10,076	—	69,306
Intersegment expenses, net	1,786	2,919	2,279	6,984	29,250	(7,378)	(28,856)	—
Total operating expenses	100,262	28,454	52,300	181,016	45,840	11,769	(28,856)	209,769
Income (loss) before income taxes and corporate overhead allocation	44,292	13,313	1,480	59,085	192,562	11,753	—	263,400
Corporate overhead allocation	(2,510)	(836)	(836)	(4,182)	(1,793)	5,975	—	—
Income (loss) before income taxes	41,782	12,477	644	54,903	190,769	17,728	—	263,400
Income tax (expense) benefit	(15,878)	(4,741)	(244)	(20,863)	(72,492)	162	—	(93,193)
Net income (loss)	25,904	7,736	400	34,040	118,277	17,890	—	170,207
Net income attributable to noncontrolling interest	—	—	—	—	—	885	—	885
Net income (loss) attributable to Nelnet, Inc.	$25,904	7,736	400	34,040	118,277	17,005	—	169,322

	Six months ended June 30, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$32	5	—	37	304,752	3,335	(1,928)	306,196
Interest expense	—	—	—	—	134,846	3,855	(1,928)	136,773
Net interest income (loss)	32	5	—	37	169,906	(520)	—	169,423
Less provision for loan losses	—	—	—	—	13,000	—	—	13,000
Net interest income (loss) after provision for loan losses	32	5	—	37	156,906	(520)	—	156,423
Other income (expense):
Loan and guaranty servicing revenue	101,879	—	—	101,879	—	—	—	101,879
Intersegment servicing revenue	33,355	—	—	33,355	—	—	(33,355)	—
Tuition payment processing and campus commerce revenue	—	38,747	—	38,747	—	—	—	38,747
Enrollment services revenue	—	—	61,374	61,374	—	—	—	61,374
Other income	—	—	—	—	8,581	11,173	—	19,754
Gain on sale of loans and debt repurchases	—	—	—	—	935	—	—	935
Derivative market value and foreign currency adjustments, net	—	—	—	—	(31,657)	(3,282)	—	(34,939)
Derivative settlements, net	—	—	—	—	(1,112)	(747)	—	(1,859)
Total other income (expense)	135,234	38,747	61,374	235,355	(23,253)	7,144	(33,355)	185,891
Operating expenses:
Salaries and benefits	57,947	17,193	12,440	87,580	1,261	8,957	—	97,798
Cost to provide enrollment services	—	—	42,052	42,052	—	—	—	42,052
Depreciation and amortization	8,938	3,471	3,234	15,643	—	719	—	16,362
Other	36,205	5,272	3,701	45,178	6,752	11,241	—	63,171
Intersegment expenses, net	2,570	2,663	1,824	7,057	33,778	(7,480)	(33,355)	—
Total operating expenses	105,660	28,599	63,251	197,510	41,791	13,437	(33,355)	219,383
Income (loss) before income taxes and corporate overhead allocation	29,606	10,153	(1,877)	37,882	91,862	(6,813)	—	122,931
Corporate overhead allocation	(2,778)	(926)	(926)	(4,630)	(2,792)	7,422	—	—
Income (loss) before income taxes	26,828	9,227	(2,803)	33,252	89,070	609	—	122,931
Income tax (expense) benefit	(10,195)	(3,506)	1,065	(12,636)	(33,845)	8,373	—	(38,108)
Net income (loss)	16,633	5,721	(1,738)	20,616	55,225	8,982	—	84,823
Net income attributable to noncontrolling interest	—	—	—	—	—	288	—	288
Net income (loss) attributable to Nelnet, Inc.	$16,633	5,721	(1,738)	20,616	55,225	8,694	—	84,535

Net Interest Income After Provision for Loan Losses (Net of Settlements on Derivatives)

The following table summarizes the components of “net interest income after provision for loan losses,” net of “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Variable student loan interest margin, net of settlements on derivatives	$58,076	55,621	47,606	113,697	94,941
Fixed rate floor income, net of settlements on derivatives	36,056	35,716	36,984	71,772	75,076
Investment interest	1,483	1,617	1,055	3,100	2,150
Non-portfolio related derivative settlements	(512)	(645)	(748)	(1,157)	(748)
Corporate debt interest expense	(2,041)	(1,695)	(2,416)	(3,736)	(3,855)
Provision for loan losses	(5,000)	(5,000)	(7,000)	(10,000)	(13,000)
Net interest income after provision for loan losses (net of settlements on derivatives)	$88,062	85,614	75,481	173,676	154,564

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,139	$23,727	$22,650	$22,277	$21,926	$21,504	$21,237	$20,820	$20,629
% of total	61.6%	38.6%	29.8%	27.1%	25.6%	23.2%	21.8%	18.5%	17.7%
Number of servicing borrowers:
Government servicing:	441,913	2,804,502	3,036,534	3,096,026	3,137,583	3,588,412	3,892,929	4,261,637	4,396,341
FFELP servicing:	2,311,558	1,912,748	1,799,484	1,779,245	1,724,087	1,659,020	1,626,146	1,586,312	1,529,203
Private servicing:	152,200	155,947	164,554	163,135	161,763	175,070	173,948	170,224	173,588
Total:	2,905,671	4,873,197	5,000,572	5,038,406	5,023,433	5,422,502	5,693,023	6,018,173	6,099,132

Number of remote hosted borrowers:	684,996	545,456	9,566,296	8,645,463	7,909,300	7,505,693	6,912,204	5,001,695	3,218,896

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Borrower late fee income	$3,233	3,505	3,377	6,738	7,080
Investment advisory fees	6,334	2,830	3,000	9,164	6,155
Realized and unrealized gains/(losses) on investments, net	(214)	1,121	418	907	1,837
Other	2,935	1,960	2,005	4,895	4,682
Other income	$12,288	9,416	8,800	21,704	19,754

Derivative Market Value and Foreign Currency Adjustments

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Change in fair value of derivatives - income (expense)	$63,236	(19,507)	(78,758)	43,729	(61,923)
Foreign currency transaction adjustment - income (expense)	(14,691)	28,763	59,226	14,072	26,984
Derivative market value and foreign currency adjustments - income (expense)	$48,545	9,256	(19,532)	57,801	(34,939)

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Settlements:
1:3 basis swaps	$782	911	1,169	1,692	2,551
Interest rate swaps - floor income hedges	(8,534)	(8,304)	(3,505)	(16,839)	(6,642)
Interest rate swaps - hybrid debt hedges	(512)	(645)	(723)	(1,157)	(746)
Cross-currency interest rate swaps	(93)	(146)	1,055	(237)	3,163
Other	—	—	(82)	—	(185)
Total settlements - income (expense)	$(8,357)	(8,184)	(2,086)	(16,541)	(1,859)

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	June 30, 2013	December 31, 2012	June 30, 2012
Federally insured loans
Stafford and other	$7,010,404	7,261,114	7,127,383
Consolidation	17,678,330	17,708,732	16,423,741
Total	24,688,734	24,969,846	23,551,124
Non-federally insured loans	29,634	26,034	31,471
	24,718,368	24,995,880	23,582,595
Loan discount, net of unamortized loan premiums and deferred origination costs	(91,121)	(113,357)	(31,556)
Allowance for loan losses – federally insured loans	(39,848)	(40,120)	(36,992)
Allowance for loan losses – non-federally insured loans	(11,763)	(11,782)	(12,665)
	$24,575,636	24,830,621	23,501,382
Allowance for federally insured loans as a percentage of such loans	0.16%	0.16%	0.16%
Allowance for non-federally insured loans as a percentage of such loans	39.69%	45.26%	40.24%

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Variable student loan yield, gross	2.58%	2.57%	2.63%	2.57%	2.63%
Consolidation rebate fees	(0.77)	(0.77)	(0.75)	(0.77)	(0.75)
Discount accretion, net of premium and deferred origination costs amortization	0.03	0.03	(0.01)	0.03	(0.02)
Variable student loan yield, net	1.84	1.83	1.87	1.83	1.86
Student loan cost of funds - interest expense	(0.91)	(0.93)	(1.09)	(0.91)	(1.11)
Student loan cost of funds - derivative settlements	0.01	0.01	0.03	0.01	0.05
Variable student loan spread	0.94	0.91	0.81	0.93	0.80
Fixed rate floor income, net of settlements on derivatives	0.58	0.59	0.62	0.58	0.63
Core student loan spread	1.52%	1.50%	1.43%	1.51%	1.43%

Average balance of student loans	$24,798,537	24,781,426	23,863,104	24,789,981	23,990,998
Average balance of debt outstanding	24,832,555	24,823,397	23,953,317	24,828,001	24,094,693

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on the majority of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread increased during the three and six months ended June 30, 2013 compared to the same periods in 2012 as a result of the tightening of the Asset/Liability Base Rate Spread as reflected in the previous table.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income, net of settlements on derivatives.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Six months ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fixed rate floor income, gross	$44,590	44,020	40,489	88,611	81,718
Derivative settlements (a)	(8,534)	(8,304)	(3,505)	(16,839)	(6,642)
Fixed rate floor income, net	$36,056	35,716	36,984	71,772	75,076
Fixed rate floor income contribution to spread, net	0.58%	0.59%	0.62%	0.58%	0.63%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of June 30, 2013:

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	Balance
< 3.0%	2.87%	0.23%	$1,748,344
3.0 - 3.49%	3.20%	0.56%	2,117,816
3.5 - 3.99%	3.65%	1.01%	1,943,259
4.0 - 4.49%	4.20%	1.56%	1,460,224
4.5 - 4.99%	4.72%	2.08%	837,371
5.0 - 5.49%	5.24%	2.60%	574,321
5.5 - 5.99%	5.67%	3.03%	348,727
6.0 - 6.49%	6.18%	3.54%	406,755
6.5 - 6.99%	6.70%	4.06%	366,797
7.0 - 7.49%	7.17%	4.53%	150,637
7.5 - 7.99%	7.71%	5.07%	258,186
8.0 - 8.99%	8.17%	5.53%	599,016
> 9.0%	9.05%	6.41%	282,745
			$11,094,198

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2013, the weighted average estimated variable conversion rate was 1.82% and the short-term interest rate was 20 basis points.

The following table summarizes the outstanding derivative instruments as of June 30, 2013 used by the Company to economically hedge a majority of loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2013	$2,000,000	0.71%
2014	1,750,000	0.71
2015	1,100,000	0.89
2016	750,000	0.85
2017	1,250,000	0.86
	$6,850,000	0.78%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.
Future Cash Flow from Portfolio

The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that are structured to substantially match the maturity of the funded assets, thereby minimizing liquidity risk. In addition, due to (i) the difference between the yield the Company receives on the loans and cost of financing within these transactions, and (ii) the servicing and administration fees the Company earns from these transactions, the Company has created a portfolio that will generate earnings and significant cash flow over the life of these transactions.

As of June 30, 2013, based on cash flow models developed to reflect management’s current estimate of, among other factors, prepayments, defaults, deferment, forbearance, and interest rates, the Company currently expects future undiscounted cash flows from its portfolio to be approximately $2.10 billion as detailed below.  The $2.10 billion includes approximately $488.8 million (as of June 30, 2013) of overcollateralization included in the asset-backed securitizations.  These excess net asset positions are reflected variously in the following balances in the consolidated balance sheet:  "student loans receivable," "restricted cash and investments," and "accrued interest receivable."

The forecasted cash flow presented below includes all loans funded in asset-backed securitizations as of June 30, 2013.  As of June 30, 2013, the Company had $23.7 billion of loans included in asset-backed securitizations, which represented 95.8 percent of its total FFELP student loan portfolio. The forecasted cash flow does not include cash flows that the Company expects to receive related to loans currently funded in its warehouse facilities or loans acquired subsequent to June 30, 2013.

FFELP Asset-backed Securitization Cash Flow Forecast (a)
$2.10 billion
(dollars in millions)

(a)	The Company uses various assumptions, including prepayments and future interest rates, when preparing its cash flow forecast. These assumptions are further discussed below.

Prepayments:  The primary variable in establishing a life of loan estimate is the level and timing of prepayments. Prepayment rates equal the amount of loans that prepay annually as a percentage of the beginning of period balance, net of scheduled principal payments.  A number of factors can affect estimated prepayment rates, including the level of consolidation activity and default rates.  Should any of these factors change, management may revise its assumptions, which in turn would impact the projected future cash flow. The Company’s cash flow forecast above assumes prepayment rates that are generally consistent with those utilized in the Company’s recent asset-backed securitization transactions. If management used a prepayment rate assumption two times greater than what was used to forecast the cash flow, the cash flow forecast would be reduced by approximately $220 million to $280 million.

Interest rates:  The Company funds the majority of its student loans with three-month LIBOR indexed floating rate securities.  Meanwhile, the interest earned on the Company’s student loan assets are indexed primarily to a one-month LIBOR rate.  The different interest rate characteristics of the Company’s loan assets and liabilities funding these assets result in basis risk.  The Company’s cash flow forecast assumes three-month LIBOR will exceed one-month LIBOR by 12 basis points for the life of the portfolio, which approximates the historical relationship between these indices.  If the forecast is computed assuming a spread of 24 basis points between three-month and one-month LIBOR for the life of the portfolio, the cash flow forecast would be reduced by approximately $120 million to $160 million.

The Company uses the current forward interest rate yield curve to forecast cash flows.  A change in the forward interest rate curve would impact the future cash flows generated from the portfolio.  An increase in future interest rates will reduce the amount of fixed rate floor income the Company is currently receiving.  The Company attempts to mitigate the impact of a rise in short-term rates by hedging interest rate risks. As of June 30, 2013, the net fair value of the Company’s interest rate derivatives used to hedge loans earning fixed rate floor income was a net liability of $2.6 million.